Exhibit 99.1

  The Knot Reports First Quarter 2006 Financial Results; Net Income Increases Fourfold to $1.7 Million on a 24% Revenue Gain; Online Advertising Rises 35%;
  Reminder: Conference Call Today at 2:30 ET Dial In 800-638-7172 (ID#7774984)

    NEW YORK--(BUSINESS WIRE)--May 11, 2006--The Knot, Inc. (NASDAQ:
KNOT, www.theknot.com), a leading national lifestage media company offering the premier wedding resource, today reported financial results for its first quarter ended March 31, 2006.

    First Quarter 2006 Results

    For the first three months of 2006, net revenues rose 24% to $14.8 million from $11.9 million in the first quarter of 2005. Revenue from national and local online advertising programs increased by 35% over the prior year's first quarter and publishing and other revenues recorded a 38% gain. Merchandising revenue declined 7%.
    Net income increased to $1.7 million, or $0.07 per basic and diluted share, from $409,000, or $0.02 per basic and diluted share, in the first quarter of 2005.
    Commenting on The Knot's first quarter results, Chief Executive Officer David Liu said: "Our online and offline media revenue streams produced a strong start to our 2006 financial performance. Our advertisers increasingly view our Knot and Nest brands as unique vehicles for directly reaching target customers who will be spending substantial sums on their weddings, honeymoons and early years of marriage, and they recognize the cost effectiveness of advertising on our sites and in our publications. Our multiplatform media model provides us many touch points with the consumer to build the value of our brand and fulfill consumer demand."
    Operating expenses in the current quarter include approximately $180,000 in legal fees related to The Knot's current litigation with WeddingChannel.com, Inc. compared to $683,000 for the comparable period in 2005. On January 17, 2006, a stay was entered in connection with this litigation, for a period of not less than 60 days, upon the joint request of the parties. The stay currently remains in effect.
    Effective January 1, 2006, The Knot began recording expense associated with employee stock options including rights associated with its Employee Stock Purchase Plan, in accordance with Statement of Financial Accounting Standards No. 123(R). The adoption of this standard resulted in a reduction in net income of $128,000 or $0.01 per basic share for the three months ended March 31, 2006. There was no impact on diluted earnings per share. Total stock-based compensation recorded in the first quarter of 2006, including expense associated with restricted common shares, was $329,000. There was no stock-based compensation recorded in the first quarter of 2005.

    THE KNOT'S RECENT HIGHLIGHTS

    On April 18, the first issue of Travel + Romance, the new annual magazine from Travel + Leisure and The Knot, hit the newsstands nationwide, and its companion web site, www.travel-romance.com, went live. The new magazine features luxury honeymoons, destination wedding ideas and style and romantic trips for two.
    In March, Four Seasons Hotels and Resorts, the world's leading luxury hotel company, began a collaboration with The Knot creating and hosting a series of exclusive, intimate and interactive bridal events at Four Seasons Hotels across the U.S. "The Wedding Event" will be hosted in six cites, including Atlanta, Boston, Houston, Miami, New York and Washington D.C. This marketing strategy combines The Knot's modern wedding style expertise and loyal audience of brides with the exceptional service, one-of-a-kind experiences and unparalleled destinations for which Four Seasons is renowned.

    CONFERENCE CALL AND WEBCAST

    The Knot will host a conference call with investors at 2:30 p.m., ET on Thursday, May 11, 2006, to discuss its first quarter financial results. Participants should dial-in (800) 638-7172, Conference ID# 7774984. Please dial-in 10 minutes before the call is scheduled to begin.
    Participants can also access the live broadcast over the Internet on the Investor Relations section of The Knot Web site, accessible at www.theknot.com/investor-relations.To access the Web cast, participants should visit The Knot web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

    REPLAY INFORMATION

    A replay of the Web cast will also be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of two weeks and will also be available at 800-642-1687 reference
#7774984.

    About The Knot, Inc.

    The Knot, Inc. (Nasdaq: KNOT) is a leading lifestage media and services company. The Company's flagship brand, The Knot, is the nation's leading wedding resource that reaches over one million engaged couples each year through the Web, newsstands, bookstores, national television and more. Its award-winning website, TheKnot.com, is the most-trafficked online wedding destination. The Company also publishes a diverse collection of print publications including national and regional editions of "THE KNOT Weddings" magazine and authors books on wedding and newlywed-related topics. The Company also produces a TV series on The Oxygen Network, a Video On Demand (VOD) service for Comcast Cable and has content distribution partnerships with MSN and Comcast. The Knot, Inc. has launched several brands targeted before and beyond the wedding day, including newlywed site TheNest.com, teen-oriented PromSpot.com and online personals sites, GreatBoyfriends.com and GreatGirlfriends.com. The Knot, Inc. is based in New York.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the risks and related costs associated with ongoing litigation, (v) the seasonality of the wedding industry and (vi) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.




                            The Knot Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                                March 31, December 31,
                                                      2006      2005
                                                (Unaudited) (Audited)
Assets
Current assets:
        Cash and cash equivalents                  $18,128   $17,685
        Short-term investments                      13,050    11,550
        Accounts receivable, net                     5,774     4,805
        Inventories                                  1,786     1,622
        Deferred production and marketing costs        584       419
        Other current assets                           907       881
                                                ----------- ---------
Total current assets                                40,229    36,962

Property and equipment, net                          3,765     2,987

Intangible assets, net                               9,080     9,110
Other assets                                         1,218       326
                                                ----------- ---------
Total assets                                       $54,292   $49,385
                                                =========== =========

Liabilities and stockholders' equity
Current liabilities:
        Accounts payable and accrued expenses       $5,816    $5,574
        Deferred revenue                             9,929     7,816
        Current portion of long-term debt               47        47
                                                ----------- ---------
Total current liabilities                           15,792    13,437
Long term debt                                         106       106
Other liabilities                                      494       505
                                                ----------- ---------
Total liabilities                                   16,392    14,048

Stockholders' equity:
        Common stock                                   233       230
        Additional paid-in-capital                  78,204    77,550
        Deferred compensation                           --      (221 )
        Accumulated deficit                        (40,537 ) (42,222 )
                                                ----------- ---------
Total stockholders' equity                          37,900    35,337
                                                ----------- ---------
Total liabilities and stockholders' equity         $54,292   $49,385
                                                =========== =========



                            The Knot Inc.
                Consolidated Statements of Operations
              (in thousands, except per share amounts)

                                                Three months ended
                                                     March 31,
                                              -----------------------
                                                    2006        2005
                                              ----------- -----------
                                              (Unaudited) (Unaudited)
Net revenues:
Sponsorship and advertising                       $7,799      $5,775
Merchandise                                        3,138       3,386
Publishing and other                               3,814       2,772
                                              ----------- -----------
Total net revenues                                14,751      11,933

Cost of revenues                                   3,129       2,912
                                              ----------- -----------

Gross profit                                      11,622       9,021

Operating expenses:
Product and content development                    1,786       1,681
Sales and marketing                                4,714       3,627
General and administrative                         3,262       3,118
Depreciation and amortization                        372         281
                                              ----------- -----------
Total operating expenses                          10,134       8,707

Income from operations                             1,488         314

Interest and other income, net                       300         130
                                              ----------- -----------

Income before income taxes                        $1,788        $444
                                              =========== ===========
Provision for income taxes                           103          35

Net income                                        $1,685        $409
                                              =========== ===========

Basic earnings per share                           $0.07       $0.02
                                              =========== ===========
Diluted earnings per share                         $0.07       $0.02
                                              =========== ===========

Weighted average number of common shares
 outstanding
  Basic                                       23,084,772  22,410,542
                                              =========== ===========
  Diluted                                     25,578,559  24,296,093
                                              =========== ===========

    CONTACT: VMW Corporate & Investor Relations
             Vicki Weiner / Sylvia Dresner, 212-616-6161 info@vmwcom.com